UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

CARMAX, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-31420	54-1821055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia		23238
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Form of Notice of Stock Option Grant, Form of Notice of MSU Grant and Form of Notice of RSU Grant

Effective December 21, 2011, the Compensation and Personnel Committee of the Board of Directors of CarMax, Inc. (the “Company”) approved amendments to the Company’s form of notice of stock option grant, form of notice of Market Stock Unit (“MSU”) grant and form of notice of Restricted Stock Unit (“RSU”) grant. The amendments to each of the forms of notice addressed the requirements of Section 409A of the Internal Revenue Code.

Copies of the form of notice of stock option grant, the form of notice of MSU grant and the form of notice of RSU grant are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Form of Notice of Stock Option Grant between CarMax, Inc. and certain named and other executive officers

10.2	Form of Notice of Market Stock Unit Grant between CarMax, Inc. and certain named and other executive officers

10.3	Form of Notice of Restricted Stock Unit Grant between CarMax, Inc. and certain named and other executive officers

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: December 21, 2011	By:	/s/ Eric M. Margolin
Eric M. Margolin
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit

10.1	Form of Notice of Stock Option Grant between CarMax, Inc. and certain named and other executive officers

10.2	Form of Notice of Market Stock Unit Grant between CarMax, Inc. and certain named and other executive officers

10.3	Form of Notice of Restricted Stock Unit Grant between CarMax, Inc. and certain named and other executive officers